NEWS RELEASE
(For Immediate Release)

UnitedHealth Group Updates Business Outlook Ahead of Investor Conference

(December 3, 2024) – UnitedHealth Group (NYSE: UNH) issued financial guidance ahead of its annual Investor Conference which takes place on December 4, beginning at 8:00 a.m. ET.

UnitedHealth Group will introduce its 2025 outlook which includes revenues of $450 billion to $455 billion, net earnings of $28.15 to $28.65 per share and adjusted net earnings of $29.50 to $30.00 per share. Adjusted net earnings only excludes the after-tax non-cash amortization expense pertaining to acquisition-related intangible assets. Cash flows from operations are expected to range from $32 billion to $33 billion. As announced in the third quarter earnings release, UnitedHealth Group 2024 net earnings are expected to be $15.50 to $15.75 per share and adjusted net earnings $27.50 to $27.75 per share.

The company will stream the Investor Conference presentation and management question-and-answer portion of this meeting on its Investor Relations page at www.unitedhealthgroup.com. Meeting materials and a replay of the conference will be available on the Investor Relations page.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risk and uncertainties associated with the continuing sale of operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.

This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in the Investor Conference materials, related presentations or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

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Investors:	Zack Sopcak
Zack.Sopcak@uhg.com
952-936-7215

Media:	Eric Hausman
Eric.Hausman@uhg.com
952-936-3963

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ADJUSTED EARNINGS PER SHARE

Use of Non-GAAP Financial Measure
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Management believes the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of the following items:
Intangible Amortization: As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion presents a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
South American Impacts: Represents the effects of various international transactions, including the loss on sale of our Brazilian operations that was completed on February 6, 2024, the loss on our remaining South American operations being classified as held for sale and certain other non-recurring matters impacting our South American operations. As these matters are related to the Company's strategy to exit South America, the impact is not representative of the Company's underlying business performance and therefore management believes the exclusion presents a more useful comparison of the Company's underlying business performance and trends from period to period.
Direct Response Costs - Cyberattack: Management believes the exclusion of costs incurred to investigate and remediate the attack, other direct and incremental costs incurred as a result of the cyberattack and incremental costs for accommodations to support care providers presents a more useful comparison of the Company's and its reportable segments' underlying business performance and trends from period to period.

Projected Year Ended December 31,
	2024	2025
Net earnings attributable to UnitedHealth Group common shareholders	$14,375 - $14,650	$25,850 - $26,450
Intangible amortization	~1,665	~1,625
Tax effect of intangible amortization	~(410)	~(400)
South American impacts	~8,515	—
Tax effect of South American impacts	~(175)	—
Direct response costs - cyberattack	~2,000	—
Tax effect of direct response costs - cyberattack	~(470)	—
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$25,500 - $25,775	$27,075 - $27,675

Diluted earnings per share	$15.50 - $15.75	$28.15 - $28.65
Intangible amortization per share	~1.80	~1.75
Tax effect of intangible amortization per share	~(0.45)	~(0.40)
South American impacts per share	~9.15	—
Tax effect of South American impacts per share	~(0.15)	—
Direct response costs - cyberattack per share	~2.15	—
Tax effects of direct response costs - cyberattack per share	~(0.50)	—
Adjusted diluted earnings per share	$27.50 - $27.75	$29.50 - $30.00